EXHIBIT 23.1








INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Shoe Carnival, Inc. on Form S-8 of our report dated March 10, 2000 (March 24, 2000 as to Note 5), appearing in the Annual Report on Form 10-K of Shoe Carnival, Inc. for the fiscal year ended January 29, 2000.


/S/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
San Francisco, California

May 2, 2001